Exhibit 99.7(c)

For Protective’s Single Premium Plus, Preserver, and Preserver II Variable Universal Life (VUL) products:

*Generali USA Life Reassurance Company (Kansas City, Missouri)

*Munich American Reassurance Company (Atlanta, Georgia)

Reinsurance Company of Hannover (Orlando, Florida)

*RGA Reinsurance Company (Chesterfield, Missouri)

SCOR Global Life U.S. Re Insurance Company (Plano, Texas)

SCOR Global Life Re Insurance Company of Texas (Plano, Texas) (fkaRevios Reinsurance US Inc. (Los Angeles, CA);

fkaGerling Global Life Reinsurance Company (Los Angeles, CA))

Security Life of Denver Insurance Company (Denver, Colorado)

*Swiss Re Life & Health America Inc. (Hartford, Connecticut)

*The Canada Life Assurance Company (Toronto, Ontario, Canada)

Transamerica Life Insurance Company (Cedar Rapids, Iowa) (fka Transamerica Occidental Life Insurance Company

(Cedar Rapids, Iowa))

*Reinsurers with asterisks are those with reinsurance agreements open for new VUL business (i.e., as of 5/1/2012, only the Preserver II and the Premiere III 2001 CSO products).